ALAN W. PERYAM, LLC
                         1120 Lincoln Street, Suite 1000
                             Denver, Colorado 80203


                                                       Telephone: (303) 866-0999
                                                       Facsimile: (303) 866-0999


                                 August 29, 1997



Pease Oil and Gas Company
751 Horizon Court, Suite 203
Grand Junction, Colorado  1506-8758

Gentlemen:

     We refer to the Registration Statement on Form S-8 ("Registration Statement") of Pease Oil and Gas Company, a Nevada corporation ("Company"), to be filed with the United States Securities and Exchange Commission on or about August 29, 1997, relating to 900,000 shares of $0.10 par value common stock issuable upon exercise of Options ("Options") under the Company's 1990, 1993, 1994 and 1996 Stock Option Plans (the "Plans")

     We have reviewed such documents and records as we have deemed necessary to enable us to express an informed opinion on the matters covered thereby and we are of the opinion that the 900,000 shares of common stock issuable upon exercise of Options duly granted under the above-referenced Plans will, upon issuance and payment therefor in accordance with the Plans, be legally issued, fully paid and nonassessable.

                                                Sincerely,

                                                ALAN W. PERYAM, LLC


                                                By  /s/ Alan W. Peryam
                                                  ------------------------------
                                                  Alan W. Peryam